UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 22, 2015

GYRODYNE COMPANY OF AMERICA, INC.

 (Exact name of Registrant as Specified in its Charter)

New York	000-01684	11-1688021
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

ONE FLOWERFIELD

SUITE 24

ST. JAMES, NEW YORK 11780

 (Address of principal executive

offices) (Zip Code)

(631) 584-5400

Registrant’s telephone number,

including area code

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ X ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Current Report on Form 8-K/A is being filed solely to correct the date of the press release attached as an exhibit to the Form 8-K dated June 22, 2015 which is being amended by this Form 8-K/A.

Item 8.01.    Other Events.

On June 22, 2015, Gyrodyne Company of America, Inc. (the “Company”) issued a press release announcing the final results of its previously announced rights offering, which expired at 5:00 p.m., New York City time, on June 17, 2015. The Company reported that preliminary results received from its subscription agent indicate that a total of 7,044,894 shares were subscribed for in the rights offering, consisting of 1,009,376 shares under the basic subscription privilege and 6,035,518 shares under the oversubscription privilege. Based on these preliminary numbers, there will be 1,214,644 shares available to issue to shareholders who properly exercised their oversubscription privilege, to be allocated pro rata to such shareholders in proportion to the aggregate number of shares subscribed for under the over-subscription privilege, or approximately 20% of each oversubscriber’s requested shares.

The Company also announced that its previously postponed special meeting of shareholders at which shareholders will be asked to authorize the previously announced merger of the Company and Gyrodyne Special Distribution, LLC with and into Gyrodyne, LLC will be held on August 20, 2015. The board of directors has established the close of business on June 29, 2015 as the record date for determining shareholders entitled to receive notice of and vote at the special meeting, which will begin at 11:00 a.m. Eastern time and take place at Flowerfield Celebrations, Mills Pond Road, Saint James, New York 11780.

A copy of the press release is attached hereto as an exhibit and incorporated in its entirety herein by reference.

Forward-Looking Statement Safe Harbor

The statements made in this press release that are not historical facts constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "projects," "estimates," "believes," "seeks," "could," "should," or "continue," the negative thereof, other variations or comparable terminology as well as statements regarding the evaluation of strategic alternatives. Important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to, risks and uncertainties relating to the process of exploring strategic alternatives, risks associated with the Company's ability to implement the tax liquidation, plan of liquidation or the plan of merger, the risk that the proceeds from the sale of the Company's assets may be substantially below the Company's estimates, the risk that the proceeds from the sale of our assets may not be sufficient to satisfy the Company's obligations to its current and future creditors, the risk of shareholder litigation against the tax litigation, the plan of liquidation or the plan of merger and other unforeseeable expenses related to the proposed liquidation, the tax treatment of condemnation proceeds, the effect of economic and business conditions, including risks inherent in the real estate markets of Suffolk and Westchester Counties in New York, Palm Beach County in Florida and Fairfax County in Virginia, risks and uncertainties relating to developing the Company's undeveloped property in St. James, New York and other risks detailed from time to time in the Company's SEC reports.

Important Information for Investors and Shareholders

This communication does not constitute a solicitation of any vote or approval. The Company expects that the plan of merger will be submitted to the Company's shareholders for their consideration and vote at a shareholders' meeting to be called for such purpose. In connection with the proposed transaction, the Company will file a supplement to its proxy statement with the SEC. THE COMPANY'S SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT, SUPPLEMENT AND RELATED DOCUMENTS CAREFULLY (WHEN THEY BECOME AVAILABLE) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other documents containing other important information about the Company filed or furnished to the SEC (when they become available) may be read and copied at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website, www.sec.gov, from which any electronic filings made by the Company may be obtained without charge. In addition, investors and shareholders may obtain copies of the documents filed with or furnished to the SEC upon oral or written request without charge. Requests may be made in writing by regular mail by contacting the Company at the following address: One Flowerfield, Suite 24, St. James, NY 11780, Attention: Investor Relations. The proxy statement also will be available on the Company's web site located at www.gyrodyne.com.

Item 9.01     Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release issued by Gyrodyne Company of America, Inc. on June 22, 2015.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GYRODYNE COMPANY OF AMERICA, INC.

By:	/s/ Frederick C. Braun III
Frederick C. Braun III
President and Chief Executive Officer

 Date:  June 22, 2015